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Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72951) pertaining to the Unisource Worldwide, Inc. Retirement Savings Plan and in the related Prospectus of our report dated June 24, 1999, with respect to the financial statements and schedules of the Unisource Worldwide, Inc. Retirement Savings Plan included in this Annual Report (Form 11-
K) for the year ended December 31, 1998.

                                                       /s/ Ernst & Young LLP
                                                       _____________________

Philadelphia, Pennsylvania
June 24, 1999